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EXHIBIT 5.1

[O'Melveny & Meyers LLP Letterhead]

February 5, 2002

Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202

        Re:    Registration Statement on Form S-3 Filed February 5, 2002

Ladies and Gentlemen:

        We have acted as special counsel to Qwest Communications International Inc., a Delaware corporation ("QCI") and Qwest Capital Funding, Inc., a Colorado corporation ("QCF" and with QCI, the "Companies"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Companies on February 5, 2002 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Companies with an aggregate initial public offering price of up to $2,500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) common stock, par value $0.01 per share, of QCI (the "Common Stock"); (ii) one or more series of debt securities of QCF (the "Debt Securities"), consisting of debentures, notes and/or other evidence of indebtedness (the "Debt Securities") to certain other obligations of QCF; (iii) purchase contracts obligating holders to purchase Securities at a future date or dates (the "Purchase Contracts"); (iv) guarantees by QCI of the Debt Securities (each, a "Guarantee," and collectively, the "Guarantees") and (v) purchase units comprised of one or more Securities in any combination (the "Units," and with the Common Stock, Debt Securities, Purchase Contracts and Guarantees, the "Securities").

        The Debt Securities will be issued under a debt securities indenture dated as of June 29, 1998 filed as an exhibit to the Registration Statement, as it has been amended or supplemented from time to time (the "Indenture"), between QCF, QCI as Guarantor and Bank One Trust Company, National Assoication as Trustee. Each Guarantee will be issued as provided in the Indenture. The Purchase Contracts will be issued under a purchase contract agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Purchase Contract Agreement"). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Unit Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(i)	the Registration Statement;
(ii)	the Indenture;
(iii)	the Certificate of Incorporation of QCI, as presently in effect (the "Certificate of Incorporation");
(iv)	the Articles of Incorporation of QCF, as presently in effect (the "Articles of Incorporation"); and
(v)	the Bylaws of QCI and of QCF, as presently in effect (collectively, the "Bylaws").

        We have obtained and relied upon those certificates of public officials as we considered appropriate.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent that the Company's obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

        1.    With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors, including any appropriate committee appointed thereby (the "Board"), of QCI and officers of QCI have taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock; (ii) either (a) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof or (b) the book entry of the Offered Common Stock by the transfer agent for the Common Stock in the name of Depository Trust Company or its nominee; and (iii) QCI receives consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board of QCI in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

        2.    With respect to any series of Debt Securities offered under the Indenture (the "Offered Debt Securities"), when (i) the Board of QCF and officers of QCF have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; (iv) either (a) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Debt Securities by the trustee in the name of Depository Trust Company or its nominee; and (v) QCF receives the agreed-upon consideration therefor, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will constitute valid and binding obligations of QCF enforceable against QCF in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        3.    With respect to any offering of any Guarantees related to the Debt Securities (the "Offered Guarantees"), when (i) the Board of QCI and officers of QCI have taken all necessary corporate action to fix and determine the terms of the Offered Guarantees; (ii) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; (iv) either (a) the Offered Guarantees have been duly executed and authenticated in accordance with the terms of the applicable guarantee set forth in the Indenture and duly delivered to the purchasers thereof or (b) the book entry of the Offered Guarantees by the trustee in the name of Depository Trust Company or its nominee; and (v) the applicable Company receives the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of QCI enforceable against QCI in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        4.    With respect to any offering of Purchase Contracts (the "Offered Purchase Contracts"), when (i) the Board of the applicable Company and its officers have taken all necessary corporate action to fix and determine the terms of the Offered Purchase Contracts; (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement; (iii) the applicable Purchase Contract Agreement has been duly executed and delivered; (iv) either (a) the Offered Purchase Contracts have been duly executed and authenticated in accordance with the terms of the applicable Purchase Contract Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Purchase Contracts by the transfer agent for the Purchase Contracts in the name of Depository Trust Company or its nominee; and (v) the applicable Company receives the agreed-upon consideration therefor, the Offered Purchase Contracts will constitute valid and binding obligations of the applicable Company enforceable against the applicable Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        5.    With respect to any offering of any series of Units (the "Offered Units"), when (i) the Board of the applicable Company and its officers have taken all necessary corporate action to fix and determine the terms of the Offered Units, and the Securities constituting part thereof; (ii) the terms of the Offered Units, and the Securities constituting part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (iii) the applicable Unit Agreement has been duly executed and delivered; (iv) either (a) the Offered Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (b) the book entry of the Offered Units by the transfer agent for the Units in the name of Depository Trust Company or its nominee; and (v) the applicable Company receives the agreed-upon consideration therefor, the Offered Units will constitute valid and binding obligations of the applicable Company enforceable against the applicable Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities: (i) the terms of the issuance and sale of the Securities have been duly established in conformity with the Certificate of Incorporation, the Articles of Incorporation, the Bylaws, and any other applicable agreement so as not to violate any applicable law, the Certificate of Incorporation, the Articles of Incorporation, or the Bylaws (subject to the further assumption that the Certificate of Incorporation, the Articles of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the applicable Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the applicable Company; (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (iii) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities;

(iv) the Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (v) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein has been duly authorized, executed and delivered by the applicable Company and the other parties thereto; and (vi) in the case of the Indenture, Purchase Contract Agreement, Unit Agreement, Certificate of Designation, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

        Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

Respectfully submitted,
/s/ O'MELVENY & MYERS LLP O'Melveny & Myers LLP

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